UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2014

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 792-7400

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Air Methods Corporation (the “Company”) held its Annual Meeting on May 29, 2014 in Aurora, Colorado.  Of the 39,150,441 shares of common stock issued and outstanding as of the record date, 36,942,873 shares of common stock (approximately 94%) were present or represented by proxy at the Annual Meeting.  The Company’s stockholders elected all of the directors nominated by the Company’s Board of Directors, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and approved the proposed advisory vote on the executive compensation program for the Company’s named executive officers.  The results of the voting on the matters submitted to the stockholders are as follows:

1.            Election of John J. Connolly, Ed.D., Jeffrey A. Dorsey, Morad Tahbaz, and Aaron D. Todd to serve on the Board of Directors of the Company until the 2017 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement:

Name	FOR	WITHHELD	BROKER NON-VOTES
John J. Connolly, Ed.D.	31,911,107	168,757	4,863,009
Jeffrey A. Dorsey	31,965,008	114,856	4,863,009
Morad Tahbaz	30,763,062	1,316,802	4,863,009
Aaron D. Todd	31,708,375	371,489	4,863,009

2.            Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,669,828	173,852	99,193	-

3.            Approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
31,038,439	969,773	71,651	4,863,010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: June 4, 2014	By:	/s/ Crystal L. Gordon
Crystal L. Gordon, Senior Vice President, General Counsel and Secretary